THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES AND AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT
                                    REQUIRED.

                                 3DSHOPPING.COM

                          COMMON STOCK PURCHASE WARRANT

                  1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by 3DSHOPPING.COM, a California corporation (the "Company"), Hughson LLC or registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing June 6, 2001 until 5:00 P.M., New York City time, on December 31, 2005 (the "Expiration Date"), One Hundred Fifty Thousand (150,000) fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock") at an initial exercise price per share (the "Exercise Price") of $1.925 per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of December 4, 2000 (the "Securities Purchase Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

                  2.       Exercise of Warrants.

                           2.1  General. This Warrant is exercisable in whole or
in part at any time and from time to time. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 9 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. If the Notice of Exercise Form elects a "cash" exercise, the Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check accompanying the Notice. If the Notice of Exercise Form elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (x) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (y) the average Market Price of the Common Stock for of the five trading days immediately prior to the Exercise Date. For the purposes of this Section 2.1 "Current Market Value" shall be an amount equal to the average Market Price of the Common Stock for the five trading days immediately prior to the Exercise Date, multiplied by the number of shares of Common Stock specified in such Notice of Exercise Form, and "Market Price of the Common Stock" shall be the closing price of the Common Stock as reported by Bloomberg, LP or, if not so reported, as reported by the securities exchange or automated quotation system on which the Common Stock is listed or on the over-the-counter market for the relevant date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                           2.2 Limitation on Exercise.  Notwithstanding the
provisions of this Warrant, the Securities Purchase Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock or (iii) on at least seventy-five (75) days' advance written notice from the Holder of its election to cancel this Section 2.2) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant, to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock or unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of the prior sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                  3. Redemption of Warrant In the event that commencing nine (9) months after the Effective Date, the Closing Bid Price of the Common Stock of the Company is equal to two hundred seventy five percent (275%) of the Exercise Price for a period of twenty (20) consecutive trading days, then the Company shall have the right to redeem all or any of the then outstanding Warrants held by the Holder, in cash for an amount equal to $0.10 per Warrant, by giving not less than thirty (30) days written notice of such redemption to the Holders of such Warrant.

                  4. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  5. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification and affidavit, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  7. Protection Against Dilution.

                           7.1 Adjustment  Mechanism. If an adjustment of the
Exercise Price is required pursuant to this Section 7, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock which the Holder is entitled to purchase before adjustment, multiplied by the total Exercise Price before adjustment.

                           7.2  Capital Adjustments. In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                           7.3  Adjustment for Spin Off. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and
(II) the denominator is the amount of the Outstanding Warrants.

                  8. Transfer to Comply with the Securities Act; Registration Rights.

                           8.1  Transfer. This Warrant has not been registered
under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           8.2  Registration Rights. (a) Reference is made to
the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

                           (b)  In addition to the registration rights referred
to in the preceding provisions of Section 8.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-4 or Form S-8), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 8 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limit.

                  9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission confirmed by overnight courier or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission confirmed by overnight courier or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    3DShopping.Com
                                    308 Washington Boulevard
                                    Marina del Rey, CA  90292
                                    Attn:   Joel Gayner, President
                                    Telephone No.: (310) 301-6733
                                    Telecopier No.: (310) 301-6730

                                    with a copy to:
                                    ---------------
                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, NY  10016
                                    Attn: David Alan Miller, Esq.
                                    Telephone No.: (212) 818-8800
                                    Telecopier No.: (212) 818-8881

                           (ii)     if to the Holder, to:

                                    Hughson LLC
                                    c/o Citco Trustees (Cayman) Limited,
                                    Commercial Centre
                                    P.O. Box 31106 SMB
                                    Grand Cayman Islands, British West Indies
                                    Attn:
                                    Telephone No.:  (   )    -
                                    Telecopier No.: (   )    -

                                    with a copy to:
                                    ---------------
                                    Krieger & Prager LLP
                                    39 Broadway
                                    Suite 1440
                                    New York, NY 10006
                                    Attn: Samuel Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Telecopier No.  (212) 363-2999

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the th day of , 2000.

                                       3DSHOPPING.COM


                                       By:  ______________________________

                                            Name: ________________________

                                            Its:__________________________


Attest:





_____________________________________

Name: _______________________________

Title:_______________________________

                          NOTICE OF EXERCISE OF WARRANT

    To Be Executed by the Registered Holder In Order to Exercise this Warrant

         The undersigned registered Holder hereby irrevocably elects to exercise the attached Warrant and to purchase ________ shares of Common Stock of 3dshopping.com and hereby makes payment of $________ (at the rate of $____ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares of Common Stock underlying the Warrants in accordance with the instructions given below.

                                       or


         The undersigned Registered Holder hereby irrevocably elects to exercise the attached Warrant and to purchase ________ shares of Common Stock of 3dshopping.com by surrender of the unexercised portion of the attached Warrant (with a "Value" of $______ based on a "Market Price" of $______). Please issue the shares of Common Stock underlying the Warrants in accordance with the instructions given below.

PLEASE ISSUE CERTIFICATES AS FOLLOWS:

                                        PLEASE INSERT SOCIAL SECURITY OR
____________________________________    OTHER IDENTIFYING NUMBER

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
(please print or type name and address)
                                      -

and be delivered to
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(please print or type name and address)

and if such number of Warrants exercised shall not be all the Warrants evidenced by the attached Warrant, that a new Warrant for the balance of such Warrant be registered in the name of, and delivered to, the registered Holder at the address stated below.

THE SIGNATURE ON THIS EXERCUSE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT

OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

Dated:_____________                    ________________________________________
                                           (Signature of Registered Holder)

                                       ________________________________________
                                                Signature Guaranteed

                                       ________________________________________

                                       ________________________________________
                                            (Address of Registered Holder)

                                       ________________________________________
                                             (Taxpayer Identification Number)